EXHIBIT 23(a)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference on Form S-8 of our report dated March 24, 2004 with respect to the financial statements of Healthbridge, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

JONES SIMKINS, P.C.
Logan, Utah
May 25, 2004